UNITED STATES SUBSCRIPTION AGREEMENT

Issuer: PolyMet Mining Corp. (the “Company”)	Issue:	Up to 15,000,000 units (“Units”) at a price
of US$2.75 per Unit for an aggregate
amount of up to US$41,250,000

Total Principal
Amount of Units
Purchased: US$ ______________________	No. of Units Purchased: ________________________

Name and Address of Purchaser:

Name:		Address:
(Street Address)

(City, Province or State and Country)

(Postal or Zip Code)
email address: ______________________________

Alternate Registration Instructions for Certificates: The name and address of the person to whom the certificates representing the securities purchased hereunder (the “Certificates”) are to be registered, if other than the Purchaser:

Name:	Address:
(Street Address)

(City, Province or State and Country)

(Postal or Zip Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the Certificates are to be delivered, if other than the Purchaser:

Name:	Address:
(Street Address)
Contact Name:

Telephone No.:		(City, Province or State and Country)

(Postal or Zip Code)

Note: Purchasers who have requested that the Certificates be registered or delivered in the name of someone other than the Purchaser may do so only for safekeeping or pursuant to a bare trusteeship with respect to such Certificates, in accordance with normal business practices.

These securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person (as defined in Regulation S under the U.S. Securities Act) unless an exemption from registration is available.

TO: PolyMet Mining Corp.

1.

Subscription. The undersigned (the “Purchaser”) hereby tenders to PolyMet Mining Corp. (the “Company”) this subscription offer which, upon acceptance by the Company, will constitute an agreement (the “Subscription Agreement”) of the Purchaser with the Company to purchase from the Company and, on the part of the Company, to sell to the Purchaser, _______________ units (the “Units”) of the Company whereby each Unit consists of one common share in the capital of the Company (“Common Share”) and one-half (1/2) of one non-transferable common share purchase warrant (“Warrant”), with each whole Warrant entitling the holder to purchase one Common Share at a price of US$4.00 per Common Share for a period of 18 months from the Closing Date (the Units, including the Common Shares and the Warrants collectively referred to herein as the “Purchased Securities”) at an aggregate purchase price of US$ _______________ (the “Purchase Price”), all on the terms and subject to the conditions set forth in this Subscription Agreement.

2.

The Offering. The Purchaser acknowledges that the Purchased Securities will be issued in connection with the issuance of up to 15,000,000 Units in the aggregate principal amount of up to US$41,250,000 to be sold by the Company pursuant to offerings outside of the United States pursuant to Regulation S under the U.S. Securities Act (the “Regulation S Offering”) and inside the United States and to U.S. Persons solely to Accredited Investors (the “U.S. Offering” and, together with the Regulation S Offering, the “Offering”).

3.	Definitions. In this Subscription Agreement, unless the context otherwise requires:

	(a)	“Accredited Investor” means “Accredited Investor” as defined in Rule 501(a) of Regulation D;

(b)

“Act” means the Securities Act (British Columbia) and the regulations thereunder, together with the instruments, policies, rules, orders, codes, notices and interpretation notes of the Securities Commission, as amended, supplemented or replaced from time to time;

	(c)	“Agreements” means, collectively, this Subscription Agreement and the certificates representing the Common Shares and the Warrants;

	(d)	“AMEX” means the American Stock Exchange;

	(e)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchaser of the Purchased Securities pursuant to this Subscription Agreement;

	(f)	“Closing Date” means such date or dates as the Company may determine on which a Closing occurs;

	(g)	“Closing Time” means 1:00 p.m. (Vancouver time) on the Closing Date(s) or such other time as the Company may determine;

	(h)	“Common Shares” means the common shares without par value in the capital of the Company;

	(i)	“Foreign Issuer” means “foreign issuer” as defined in Regulation S;

	(j)	“Information” means all publicly available information regarding the Company filed under the Securities Laws;

(k)	“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and its subsidiaries, taken as a whole;

(l)

“Person” means an individual, a corporation, a partnership, a government or any department or agency thereof, a trustee or an unincorporated organization, and pronouns have a similarly extended meaning;

(m)	“Province” means the Province of British Columbia;

(n)	“Purchasers” means all purchasers of the Units pursuant to the Offering, including the Purchaser;

(o)	“Regulation D” means Regulation D under the U.S. Securities Act;

(p)	“Regulation S” means Regulation S under the U.S. Securities Act;

(q)	“Securities” means the Common Shares, the Warrants and the Warrant Shares or any of them;

(r)	“Securities Commissions” means the British Columbia Securities Commission;

(s)	“SEC” means the U.S. Securities Exchange Commission;

(t)

“Securities Laws” means, collectively, the applicable securities laws of each of the provinces of British Columbia, Alberta, and Ontario, and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the securities commissions or other securities regulatory authority in each of the provinces of British Columbia, Alberta and Ontario;

(u)	“TSX” means the Toronto Stock Exchange;

(v)	“U.S. Accredited Investor Status Certificate” means the accredited investor status certificate required to be completed by the Purchaser, in the form of Schedule A attached hereto;

(w)	“U.S. Person” means a U.S. Person as that term is defined in Regulation S under the U.S. Securities Act;

(x)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(y)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(z)	Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

All monetary amounts referenced in this Subscription Agreement are in U.S. dollars.

4.

Offering. Up to an aggregate of 15,000,000 Units may be issued pursuant to the Offering. The Company reserves the right to close the Offering in multiple tranches, so that one or more Closings may occur after the initial Closing.

5.

Warrants. Each whole Warrant entitles the Purchaser upon exercise in accordance with the provisions thereof to purchase one Common Share at any time during the period commencing on the Closing Date and ending on the date that is 18 months following the Closing Date, at an exercise price of US$4.00 per Common Share. If the volume weighted average price of the Common Shares during any 20 day trading period averages more than US$6.00 per Common Share, the Company shall have the right to accelerate the warrant exercise period as set forth in the Warrant. No fractional Warrants will be issued.

The terms and conditions which will govern the Warrants will be set out in a Warrant certificate that will contain, among other things, provisions for the appropriate adjustment in the class, number and price of the Warrant Shares to be issued on the exercise of the Warrants upon the occurrence of certain events, such as a subdivision, consolidation or reclassification of the Common Shares.

6.	Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Company on or before the Closing Time:

	(a)	a completed and signed copy of this Subscription Agreement, including all schedules hereto; and

(b)

a certified cheque or bank draft made payable by the Purchaser to the Company on the Closing Date, in same day freely transferable U.S. funds at par in Vancouver, British Columbia, in an amount equal to the Purchase Price, or such other method of payment against delivery of the Purchased Securities as the Company may accept.

The Purchaser consents to the filing of such documents as may be required to be filed with the TSX, the AMEX, or any other securities regulatory authority in connection with the transactions contemplated hereby.

7.

Closing. The transactions contemplated hereby will take place within 10 business days of acceptance by the Company of this Subscription Agreement. On the Closing, the Company will send to the Purchaser, by regular mail, a fully signed copy of this Agreement and the certificates representing the Purchased Securities. The Purchaser acknowledges that the Company will be required to endorse the certificates representing the Purchased Securities the following legend:

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE

“GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS OF STOCK EXCHANGES IN CANADA.”

8.

Representations and Warranties of the Company. The Company represents and warrants to the Purchaser, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)

Incorporation and Organization: The Company and each of its subsidiaries has been incorporated and organized and is a valid and subsisting corporation under the laws of the jurisdiction of their organization and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Company has all requisite corporate power and authority to enter into, execute and deliver each of the Agreements and to carry out the obligations thereof thereunder;

(b)

Authorized Capital: The Company is authorized to issue an unlimited number of Common Shares without par value, of which, as of March 15, 2007, 121,378,876 Common Shares were issued and outstanding as fully paid and non-assessable shares;

(c)

Listing: The Common Shares are, and at the time of issue of the Purchased Securities will be, listed on the TSX and the AMEX and the Warrant Shares will have been conditionally listed on the TSX and AMEX and except as set forth on Schedule 8(c), the Company has not, in the 12 months preceding the date hereof, received notice from the TSX or AMEX to the effect that the Company is not in compliance with their respective listing or maintenance requirements.

(d)

Certain Securities Law Matters: The Common Shares are listed only on the TSX and the AMEX, and the Company is a reporting issuer or the equivalent under the Securities Laws only in the provinces of British Columbia, Alberta and Ontario and the Common Shares are registered under Section 12(b() of the U.S. Exchange Act.

(e)

Resale of Securities in Canada: Under the Securities Laws presently in force, so long as the Company remains a reporting issuer or the equivalent under the Securities Laws, the Purchased Securities and the Warrant Shares will not be subject to a restricted period or statutory hold period under the Securities Laws or to any resale restriction under the policies of the TSX which extends beyond four months and one day after the Closing Date, subject to the provisions of the Securities Laws restricting resales by “control persons” and restricting a person wishing to resell the Purchased Securities and the Warrant Shares from: (i) making an unusual effort to prepare the market or to create a demand for such securities, (ii) paying an extraordinary commission or consideration to a person in respect of the trade and (iii) selling such securities at a time when the Purchaser is an insider or officer of the Company if, at the time of the trade, such person has reasonable grounds to believe that the Company is in default of securities legislation;

(f)

Rights Plan: The directors of the Company have adopted and the shareholders of the Company have confirmed the shareholder rights plan agreement dated as of December 4, 2003 between the Company and Pacific Corporate Trust Company and the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its jurisdiction of organization that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Agreements, including without limitation the Company’s issuance of the Purchased Securities and the Purchaser’s ownership of the Purchased Securities;

(g)

No Pre-emptive Rights: The issuance of the Purchased Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject. Upon exercise of the Warrant in accordance with its terms, the issuance of the Warrant Shares will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject.

(h)

The Offering: Assuming the representations and warranties of the Purchaser contained herein are true and correct at the Closing Date, the execution of this Subscription Agreement and the issue by the Company to the Purchaser of the Purchased Securities will be exempt from the registration and prospectus requirements of the Securities Laws and from the registration requirements of the U.S. Securities Act;

(i)

Issue of Purchased Securities and Warrant Shares: All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, the Purchased Securities, and upon exercise of the Warrant in accordance with its terms, the Warrant Shares, and, upon payment of the requisite consideration therefor, the Purchased Securities will be validly issued, fully paid and non-assessable and upon exercise of the Warrant in accordance with its terms, the Warrant Shares will be validly issued, fully paid and non-assessable. ;

(j)	Timely Disclosure: There has not occurred any material change in the business, operations or capital of the Company which has not been publicly disclosed;

(k)

No Cease Trade Order: No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened;

(l)	Foreign Issuer: The Company is a Foreign Issuer which does not have a “substantial U.S. market interest” (as such terms are defined in Regulation S);

(m)

Authority and Authorization: The Company has full corporate power and authority to enter into each of the Agreements and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms thereof and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Agreements and to observe and perform the provisions of each of the Agreements in accordance with the provisions thereof including, without limitation, the issuance of the Purchased Securities, and the reservation for issuance and the issuance of the Warrant Shares upon exercise of the Warrant in accordance with its terms, to the Purchaser for the consideration and upon the terms and conditions set forth therein; and

(n)

Validity and Enforceability: Each of the Agreements has been authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

(o)

No Conflicts. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Purchased Securities, and reservation for issuance and issuance upon exercise of the Warrant of the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including United States federal and state securities laws, the Securities Laws and regulations and regulations of TSX and AMEX), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect;

(p)

Filings, Consents and Approvals. Except for the filing of a Form 6-K with the SEC describing the terms of the transactions contemplated hereby, the filing of Form D, any filings required to be made under state or “blue sky” securities laws, and any required filings or notifications regarding the issuance or listing of additional securities with the TSX and AMEX, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Agreements.

(q)

Securities Laws Reports. All reports and other documents required to be filed pursuant to the United States federal securities laws and the Securities Laws (collectively, “Public Filings”) made since January 1, 2005, complied as to form in all material respects with the requirements of such laws, and as of their respective filing dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Filings made since January 1, 2005, are the only public filings required of the Company pursuant to the United States federal securities laws and the Securities Laws since January 1, 2005. The financial statements included in the Public Filings present fairly and accurately in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis and reconciled to U.S. generally accepted accounting principles in accordance with Item 17 of Form 20-F (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements). Except as set forth in the financial statements of the Company included in the Public Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate would not have a Material Adverse Effect;

(r)

Litigation. Except as set forth on Schedule 8(r), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the securities of the Company, any subsidiary or any of their respective officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority or the TSX or AMEX (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreements or the Purchased Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under United States securities laws or the Securities Laws or a claim of breach of fiduciary duty. Except as set forth on Schedule 8(r), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any securities regulatory authority involving the Company or any current or former director or officer of the Company. No securities regulatory authority has issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company;

(s)

Compliance. Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in the case of (i), (ii) and (iii) as could not reasonably be expected to result in a Material Adverse Effect;

(t)

Regulatory Permits. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate governmental regulatory authorities necessary to conduct their respective, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit;

(u)

Title to Assets. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and its subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and liens for the payment of taxes, the payment of which is neither delinquent nor subject to penalties. All real property and facilities held under lease by the Company and the subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its subsidiaries are in compliance;

(v)

Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost;

(w)

Placement Agent's Fees. Except as set forth on Schedule 8(w), no brokerage or finder's fee or commission are or will be payable to any Person with respect to the transactions contemplated by the Agreements based upon arrangements made by the Company or any of its affiliates. The Company agrees that it shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions;

(x)

Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company”, an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company”, within the meaning of the United States Investment Company Act of 1940, as amended;

(y)

Environmental Laws. The Company and each of its subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder; and

(z)

Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

The Company agrees that by delivering the Purchased Securities to the Purchaser on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Company at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Company undertakes to notify the Purchaser immediately of any change in any representation, warranty or other information relating to the Company set forth herein which takes place prior to the Closing Time.

9.	Covenants of the Company. The Company hereby covenants and agrees with the Purchaser as follows:

	(a)	Consents and Approvals: Immediately following the acceptance by the Company hereof, the Company will:

		(i)	obtain, to the extent not already obtained, the necessary regulatory consents from the TSX and the AMEX and, to the extent necessary, from the Securities Commission for the Offering;

		(ii)	arrange for the conditional listing of the Common Shares and the Warrant Shares on the TSX and the AMEX as soon as possible; and

		(iii)	comply with the filing requirements of the Securities Laws and maintain in good standing the listing of the Common Shares on the TSX and the AMEX for the term of the Warrants

	(b)	General: The Company will:

(i)

fulfill all legal requirements to permit the issue, offering and sale of the Units as contemplated in this Subscription Agreement including, without limitation, compliance with the Securities Laws and the U.S. Securities Act to enable the Units to be offered for sale and sold to the Purchaser without the necessity of filing a prospectus or registration statement;

		(ii)	perform and carry out all of the acts and things to be completed by it as provided in this Subscription Agreement; and

		(iii)	forthwith after the Closing Date file such document as may be required under the Securities Laws relating to the Offering;

	(c)	Use of Proceeds: The Company will use the net proceeds from the sale of the Purchased Securities for:

		(i)	the advancement of the Company’s NorthMet copper-nickel-precious metals project in northern Minnesota, including initial payments on long lead-time equipment and detailed engineering; and

		(ii)	for working capital and general corporate purposes;

(d)

Directed Selling Efforts and General Advertising: Prior to the completion of the Offering, the Company will not engage in any “directed selling efforts” as defined in Regulation S or any “general solicitation” or “general advertising” as those terms are used in Regulation D with respect to the Purchased Securities and while the Warrants are outstanding, the Company will not engage in any “directed selling efforts” or any “general solicitation” or “general advertising” with respect to the Warrant Shares.

(e)

Disclosure of Transactions and Other Material Information. On the first business day following the date of the this Agreement, the Company shall issue a press release and file a report on Form 6-K describing the terms of the transactions contemplated hereby in the form required by the U.S. Exchange Act and attaching the material documents (including, without limitation, this Agreement and the form of the Warrant) as exhibits to such filing (including all attachments, the "6-K Filing"). The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Purchaser with any material, nonpublic information regarding the Company from and after the filing of the 6-K Filing with the SEC without the express written consent of the Purchaser. If a Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company, it shall provide the Company with written notice thereof.

10.	Conditions of Closing. The obligations of the Purchaser and the Company to complete the purchase and sale of the Purchased Securities as contemplated hereby shall be conditional upon:

(a)

the receipt of all regulatory approvals in connection with the purchase and sale of the Purchased Securities, including the approval of the TSX and the AMEX and the additional listing of the Common Shares and the Warrant Shares; and

(b)

the receipt, if necessary, of any waivers under the shareholder rights plan agreement dated as of December 4, 2003 between the Company and Pacific Corporate Trust Company so as to ensure that the Offering does not trigger the application of such plan.

The Purchaser acknowledges and agrees that the sale of the Purchased Securities is subject to the condition that the Purchaser (or, if applicable, any others for whom the Purchaser is contracting hereunder) sign and return to the Company all relevant documentation required by applicable Securities Laws and the rules, regulations and policies of the TSX and the AMEX. The Purchaser acknowledges and agrees that the Company will be required to provide to the applicable securities regulatory authorities a list setting forth, among other things, the identities of the Purchasers of the Purchased Securities. Notwithstanding that the Purchaser may be purchasing the Purchased Securities as an agent on behalf of an undisclosed principal, the Purchaser has provided particulars as to the identity of such undisclosed principal on the face page hereof in accordance with the instructions thereon.

In addition, the Purchaser acknowledges that none of the Common Shares or Warrant Shares will be or have been registered under the U.S. Securities Act or any applicable U.S. state securities laws and that the offer and sale of such securities will be made in reliance on the exemption from registration available to the Company for offers and sales to Accredited Investors under Rule 506 of Regulation D.

11.

Acceptance or Rejection. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Purchased Securities to the Purchaser (and if the Purchaser acts as agent for a beneficial purchaser, to the beneficial purchaser) being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws in the Province and the registration requirements of the U.S. Securities Act and the obtaining by the Company of approval from the TSX and AMEX. The Company will be deemed to have accepted this offer upon the Company’s execution of the acceptance form at the end of this Subscription Agreement.

12.

Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Company, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)

Authorization and Effectiveness. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser’s constating documents or any agreement to which the Purchaser is a party or by which it is bound;

(b)

No Conflicts. The execution, delivery and performance of the Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Purchaser’s organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Purchaser or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject, or by which any property or asset of the Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect;

	(c)	Residence. The Purchaser and any beneficial purchaser for whom it is acting is in the United States or is a U.S. Person and has received and accepted the offer to purchase the

Purchased Securities in the jurisdiction set forth under “Name and Address of Purchaser” on the first page of this Subscription Agreement;

(d)

Accredited Investor. The Purchaser is an Accredited Investor that has completed and delivered the U.S. Accredited Investor Status Certificate and it is acquiring the Purchased Securities for its own account and not on behalf of any other Person;

(e)

No Public Sale or Distribution. The Purchaser and each beneficial purchaser for whom it is purchasing is purchasing the Purchased Securities, and will acquire the Units for its own account and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with or pursuant to applicable United States federal or state securities laws. The Purchaser is acquiring the Purchased Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental e to distribute any of the Purchased Securities

(f)

Purchasing as Agent or Trustee. In the case of the purchase by the Purchaser of the Purchased Securities as agent or trustee (including for greater certainty, a portfolio manager or comparable advisor) for any other Person, the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby, to execute and deliver the Subscription Agreement and all other documentation in connection with such subscription on behalf of each such principal person, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Purchased Securities, and the Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Purchaser acknowledges that the Company may be required by law to disclose the identity of each principal for whom the Purchaser is acting;

(g)	British Columbia Securities Law Matters. The Purchaser, if not a resident of British Columbia, certifies that it is not resident in British Columbia and acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities;

	(ii)	there is no government or other insurance covering the Purchased Securities;

	(iii)	there are risks associated with the purchase of the Purchased Securities;

(iv)

there are restrictions on the Purchaser’s ability to resell the Purchased Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Purchased Securities; and

	(v)	the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Act and, as a consequence of acquiring Purchased Securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Purchaser;

(h)

Company or Unincorporated Organization. If the Purchaser, or any beneficial purchaser referred to in subparagraph (e) above, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law;

(i)

Absence of Offering Memorandum. The Purchaser was not provided with, has not requested, and does not need to receive an offering memorandum or a prospectus as defined in applicable Securities Laws. The offering and sale of the Purchased Securities to the Purchaser were not made as a result of any general solicitation or general advertising (as those terms are used in Regulation D), including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet, copies of news releases issued by the Company, information prepared by the Company and provided to the Purchaser and the information, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document;

(j)

No Trading Market; Liquidity. The Purchaser acknowledges that while the Common Shares and the Warrant Shares will be conditionally listed on the TSX and the AMEX, there is no trading market for the Warrants, and no such market is expected to develop; that the Purchaser has no present need for liquidity in its or his investment in the Company, and is in a financial position to bear the economic risk of the Purchased Securities for an indefinite period of time and to withstand a complete loss of its or his investment in the Purchased Securities; and that the Company is not obligated to file and has no present intention registering its Purchased Securities under the U.S. Securities Act or any applicable state securities laws and that the contemplated sale is being made in reliance on a private placement exemption to Accredited Investors;

(k)

Investment Suitability. The Purchaser has obtained, to the extent it or he deems necessary, its own professional advice with respect to the risks inherent in the investment in the Purchased Securities, and the suitability of the investment in the Purchased Securities in light of its financial condition and investment needs and those of any other beneficial purchaser referred to in subparagraph (e) above; and the Purchaser, and any beneficial purchaser referred to in subparagraph (e) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchased Securities and is able to bear the economic risk of loss of such investment;

(l)

Brokers and Finders. There is no person acting or purporting to act on behalf of the Purchaser in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchased Securities, the Purchaser covenants to indemnify and hold harmless the Company and the

Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(m)

Prohibited Transactions. Since the time when the Purchaser was first contacted by the Company regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser nor any person acting on behalf of or pursuant to any understanding with the Purchaser (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the U.S. Securities Exchange Act of 1934, as amended) with respect to Common Shares, granted any other right (including without limitation, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”), and neither the Purchaser nor its Trading Affiliates will enter into a Prohibited Transaction after the date hereof until the transactions contemplated hereby are announced pursuant to the filing of a Form 6-K with the SEC announcing the transactions contemplated hereby;

(n)	Absence of Certain Representations. No Person has made to the Purchaser any written or oral representation:

(i) that any Person will resell or repurchase any of the Securities;

(ii) that any Person will refund the purchase price of any of the Securities; or

(iii) as to the future price or value of the Securities; and

(o)

Compliance. If required by applicable United States federal or state securities laws of the Company, the Purchaser will execute, deliver and file or assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Purchased Securities as may be required by any securities commission, stock exchange or other regulatory authority.

The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Purchased Securities under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Purchased Securities on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

13.

Purchaser’s Expenses. The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Purchased Securities shall be borne by the Purchaser.

14.

Resale Restrictions. Notwithstanding any other provision of this Agreement, including section 8(e), the Purchaser understands and acknowledges that the Purchased Securities will be subject to certain resale restrictions under applicable Securities Laws and the U.S. Securities Act and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions. Without limiting the foregoing, the Purchaser acknowledges and agrees that none of the Securities may be offered, sold or otherwise transferred in the United States or to or for the account or benefit of a U.S. Person or a person in the United States, unless registered under the U.S. Securities Act and applicable state securities laws, or an exemption from registration is available. The Purchaser further understands and acknowledges that the exercise of the Warrants will be subject to certain restrictions under the U.S. Securities Act, and these Securities may not be converted or exercised by or on behalf of any U.S. Person or person in the United States, unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to such restrictions on exercise and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions.

For purposes of complying with applicable Securities Laws, the Purchaser understands and acknowledges that all of the certificates representing the Common Shares, the Warrants, and the Warrant Shares shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE •.”,

with the “•” completed to reflect a date that is four months plus one day following the Closing Date.

The Purchaser acknowledges that the Common Shares, the Warrants and the Warrant Shares are “restricted securities” as defined in Rule 144 of the US Securities Act, and the rules of the SEC provide in substance that the Purchaser may dispose of the Common Shares, the Warrants and the Warrant Shares only pursuant to an effective registration statement under the US Securities Act or an exemption therefrom, and the Purchaser understands that, except as otherwise provided herein, the Company has no obligation or intention to register under the US Securities Act any of the Common Shares, the Warrants and the Warrant Shares purchased by the Purchaser hereunder. As a consequence, the Purchaser understands that a legend in substantially the following form will be placed on the certificates representing the Common Shares, the Warrants, and the Warrant Shares issued in connection with the U.S. Offering:

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S.

SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS OF STOCK EXCHANGES IN CANADA.”

provided, however, that if the securities are being sold in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act at the time when the Company is a Foreign Issuer, the foregoing U.S. legend may be removed by providing a declaration to the Company’s registrar and transfer agent, as set forth in Schedule B hereto (or such other evidence of the availability of an exemption as the Company or its registrar and transfer agent may prescribe from time to time which may include a requirement for an opinion of counsel);

provided, that, if any of the Common Shares, the Warrants or the Warrant Shares are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Company’s transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

In addition, for purposes of complying with the U.S. Securities Act and applicable U.S. state securities laws, the Purchaser understands and acknowledges that all the certificates representing the Warrants and, until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable U.S. state securities laws, as well as all certificates issued in exchange for or in substitution of such securities, shall bear the following additional U.S. legend:

“NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE COMMON SHARES TO BE ISSUED UPON THEIR EXERCISE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE EXCERCISED IN THE UNITED STATES BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE, AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT.”

The Purchaser hereby consents to the Company making a notation on its records or giving instructions to any transfer agent of the securities to implement the restrictions on transfer set forth and described herein.

The Purchaser further understands and acknowledges that the Company (i) is, subject to section 9(b)(vi), not obligated to remain a Foreign Issuer, (ii) may not, at the time the securities are resold by the undersigned or at any other time, be a Foreign Issuer, and (iii) may engage in one or more transactions that could cause the Company not to be a Foreign Issuer. The Purchaser further understands and acknowledges that the loss of the Company’s Foreign Issuer status would impede the ability of the Purchaser to remove the restrictive U.S. legends from its securities in connection with a resale outside the United States.

15.

Legal and Tax Advice. The Purchaser acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Purchaser acknowledges that purchasing, holding and disposing of the Purchased Securities may have tax consequences under the laws of both Canada and the United States, and that it is solely responsible for determining the tax consequences applicable to its particular circumstances and that the Purchaser has been advised by the Company to consult its own tax advisors concerning investment in the Purchased Securities. The Purchaser acknowledges and agrees that Farris, Vaughan, Wills & Murphy LLP and Troutman Saunders, LLP have acted as counsel only to the Company, and that such firms are not protecting the rights and interests of the Purchaser.

16.

No Revocation. The Purchaser agrees that this offer is made for valuable consideration and, upon acceptance by the Company in accordance with the provisions hereof, may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

17.

No Review. The Purchaser acknowledges that no securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body (including, without limitation, the SEC or any state securities commission) has reviewed or passed on the merits of the Common Shares, the Warrants or the Warrant Shares.

18.

Indemnity. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company in connection herewith.

The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained in the this Agreement or in any certificate, document, or instrument delivered to the Purchaser pursuant hereto.

19.	Finder’s Fee. The Company may pay a finder’s fee to certain parties that the Company believes have provided material services in connection with one or more subscriptions.

20.

Collection of Personal Information. The Purchaser acknowledges and consents to the fact that the Company is collecting the Purchaser’s personal information for the purposes of completing the transactions contemplated hereby, including registering the Purchaser as a warrantholder and/or shareholder of the Company, as the case may be, and communicating with the Purchaser as a warrantholder and/or shareholder. The Purchaser further acknowledges and consents to the fact that the Company may be required to provide securities regulatory authorities, stock exchanges or markets on which the Securities of the Company are listed or other regulatory agencies pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) with any such personal information.

21.

Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22.

Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

23.

Miscellaneous. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser and the Company herein will survive the execution and delivery, and acceptance, of this offer and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document.

24.

Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

25.

Facsimile Subscriptions. The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Company of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

26.

Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

27.	Time of Essence. Time shall be of the essence of this Subscription Agreement.

28.	Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

29.

Independent Nature of Purchasers’ Obligations and Rights. Contemporaneously with this execution and delivery of this Agreement, the Company will execute and deliver one or more Subscription Agreements (the "Other Subscription Agreements") with other Purchasers (the "Other Purchasers”). The obligations of the Purchaser under this Agreement is several and not joint with the obligations of the Other Purchasers under the Other Subscription Agreements, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under the Other Subscription Agreements. Nothing contained herein or in any

Other Subscription Agreement, and no action taken by the Purchaser pursuant hereto and the Other Purchasers pursuant thereto, shall be deemed to constitute the Purchaser and the Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Other Subscription Agreements. The Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

     IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on the ____ day of March, 2007.

Signature of Purchaser (if an individual)	Name of Purchaser (if not an individual)

Per: _____________________________________
Name of Purchaser (if an individual)
Title: ____________________________________

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this 11 day of April, 2007.

POLYMET MINING CORP.

A-1

SCHEDULE A
U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the purchase of Purchased Securities of the Company by the undersigned Purchaser, as an integral part of the attached subscription agreement, the undersigned hereby represents and warrants to the Company that the undersigned satisfies one or more of the following categories of Accredited Investor:

__	(1)

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934 or any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term in defined in Rule 501 of Regulation D of the U.S. Securities Act);

__	(2)	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

__	(3)

Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

__	(4)

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

__	(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000;

__	(6)

Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

__	(7)	Any director or executive officer of the Company; or

__	(8)	Any entity in which all of the equity owners are Accredited Investors.

A-2

DATED _________________, 2007

Signature of Purchaser

Name of Purchaser

Address of Purchaser

SCHEDULE B
FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Pacific Corporate Trust Company
TO:	PolyMet Mining Corp.

The undersigned:

(1) acknowledges that the sale of the securities of PolyMet Mining Corp. (“PolyMet”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and

(2) certifies that:

(a)	the undersigned is not an “affiliate” of PolyMet (as that term is defined in Rule 405 under the Securities Act);

(b)

the offer of such securities was not made to a person in the United States and either (i) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (ii) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(c)

neither the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as that term is defined in Regulation S under the Securities Act) in connection with the offer and sale of such securities;

(d)

the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that terms is defined in Rule 144(a)(3) under the Securities Act);

(e)	the seller does not intend to replace such securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and

(f)

the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the Securities Act, is part of a plan or scheme to evade the registration requirements of the Securities Act.

Dated:______________________

By: ___________________________________

Name: _________________________________

Title: __________________________________

SCHEDULE 8(c)

          On January 10, 2007, PolyMet Mining Corp. (the ‘Company”) received a “warning letter” from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with AMEX rules regarding the listing of additional shares. Specifically, on December 20, 2006, the Company issued 2,000,000 shares of its common stock to Cleveland-Cliffs, Inc. (“Cliffs”) in connection with the Company’s acquisition of property and associated rights from Cliffs Erie L.L.C., a wholly-owned subsidiary of Cliffs, prior to obtaining AMEX’s approval of such issuance, as is required by Section 301 of the AMEX Company Guide. The Company submitted the required application on January 10, 2007 for the listing of such additional securities, and approval was granted on March 20, 2007.

* * * *

SCHEDULE 3(r)

          On January 10, 2007, PolyMet Mining Corp. (the ‘Company”) received a “warning letter” from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with AMEX rules regarding the listing of additional shares. Specifically, on December 20, 2006, the Company issued 2,000,000 shares of its common stock to Cleveland-Cliffs, Inc. (“Cliffs”) in connection with the Company’s acquisition of property and associated rights from Cliffs Erie L.L.C., a wholly-owned subsidiary of Cliffs, prior to obtaining AMEX’s approval of such issuance, as is required by Section 301 of the AMEX Company Guide. The Company submitted the required application on January 10, 2007 for the listing of such additional securities, and approval was granted on March 20, 2007.

SCHEDULE 8(w)

[PLACEMENT AGENT FEES]